UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 14, 2009

CHEETAH OIL & GAS LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-26907	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

17 Victoria Road, Nanaimo, B.C. V9R 4N9
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (250) 714-1101

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.04 Decrease in Direct Financial Obligation

Item 3.02 Unregistered Sales of Equity Securities

On September 14th, 2009, the Company issued 1,230,000 units at a unit price of $0.05 per Unit for the net proceeds of $61,500. Each Unit is comprised of one restricted common share and one warrant (the “Warrant”) to purchase one additional share of common stock, exercisable until August 10, 2011. The exercise price of the Warrants is $0.20. Assuming that all of the Warrants are exercised by the holders, the gross proceeds received by the Company from the Warrants will equal approximately $246,000.

No commissions are being paid on this equity financing which is being issued only to accredited investors.

The Company issued the shares and share purchase warrants to one (1) US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

The Company issued the shares and share purchase warrants to nine (9) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended.

On September 14, 2009, the Company reached a debt settlement with its two Directors in the amount of $151,000 by issuing 3,020,000 shares at a price of $0.05 per share.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

20.1	Shares for Debt Settlement (1)

20.2	Shares for Debt Settlement (2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2009

(Signature)      Cheetah Oil & Gas Ltd.

By: “/s/ Robert McAllister”
Robert McAllister
President & CEO